Exhibit 99.1

Autobytel Appoints Curtis DeWalt Chief Financial Officer

Irvine, CA – February 3, 2009 – Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, today announced that it has appointed Curtis E. DeWalt as its new Chief Financial Officer.

DeWalt, 54, Autobytel’s current Senior Vice President, Finance and Controller, will assume the CFO duties on March 1, 2009, at which time Monty Houdeshell, the company’s current CFO, will leave the company. It is anticipated that Mr. Houdeshell and the Company will enter into a consulting agreement with Autobytel to work on special assignments as requested by the Company.

DeWalt has been with Autobytel since October 2007, having previously served as Vice President, Finance and Accounting with Roth Staffing Companies, Inc. and Assistant Vice President, Accounting at Remedy Staffing. Prior to that, he spent 13 years at Saint-Gobain, and its predecessor companies, in a variety of finance roles, including Director, Finance and Information Systems, and 12 years with The Pittston Company’s BAX Global and Brink’s Inc. divisions, in various financial positions. DeWalt received his Bachelor of Science degree from Bryant University in Rhode Island and his M.B.A. in Finance from Sacred Heart University in Connecticut.

“We are very fortunate to have someone of Curt’s caliber assume the role of CFO. He is a proven and accomplished financial leader with a keen sense for operations, systems and general management. His solid track record of delivering innovative financial and productivity improvements will serve us well as we continue to strengthen the company and work toward achieving immediate improvement in our operating results,” said Jeffrey Coats, President and Chief Executive Officer of Autobytel. “Monty has been a valued and trusted member of our team for two years and we greatly appreciate the significant contribution he’s made to Autobytel. During his tenure, he helped automate several critical business processes, removed more than $25 million in costs from our business and considerably strengthened our balance sheet. We wish him all the best in his future endeavors.”

About Autobytel Inc. Autobytel Inc. is an Internet automotive marketing services company that helps dealers and manufacturers sell cars and related products and services. The company owns and operates several consumer-facing automotive websites, including Autobytel.com®,

AutoSite.com®, Autoweb.com®, Car.com sm, CarSmart.com®, CarTV.com® and MyRide.com®. By providing a convenient and comprehensive automotive consumer experience across the purchase and ownership lifecycle, Autobytel seeks to provide dealerships with opportunities to connect with a steady, diverse stream of motivated, serious shoppers, while providing manufacturers with precision-targeted brand and product advertising opportunities. In addition to its websites, the company generates leads and advertising opportunities for dealers and automakers through its marketing network, which includes the AutoReach ad network, co-brands, such as ESPN.com, and marketing affiliates such as AOL, Edmunds and Kelley Blue Book.

Forward-Looking Statement Disclaimer

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements, including statements regarding strengthening the company and working toward achieving immediate improvement in Autobytel’s operating results, are not guarantees of future performance and involve certain assumptions and certain risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure of new products and services to meet expectations, failure to retain key employees or attract and integrate new employees, that actual costs and expenses exceed the charges taken by Autobytel, changes in laws and regulations, costs of legal matters, including, defending lawsuits and undertaking investigations and related matters, and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company’s Annual Report on Form 10-K for the year ended December 31, 2007 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of Autobytel’s stock.

Contact:

Media Relations

Crystal Hartwell, 949.437.4755 (crystalh@autobytel.com)

Investor Relations

Crystal Hartwell, 949.437.4755 (crystalh@autobytel.com) Roger Pondel/Laurie Berman, PondelWilkinson Inc., 310.279.5980 (investor@pondel.com)